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                             OFFICE LEASE AGREEMENT                EXHIBIT 10.53

                                    (GROSS)



     THIS OFFICE LEASE, dated for reference purposes as of the 10th day of July, 2000, is entered into by and between AIRPARK '82, an Arizona limited partnership, as Landlord, and IPVOICE.COM, INC., a Nevada corporation, as Tenant.

                ARTICLE 1.  TERMS DEFINED AND TABLE OF CONTENTS

     The terms set forth below in this Article 1 shall have the following meanings when used in this Lease:

1.1 Property: Land and improvements found at 7585 E. Redfield Road, Scottsdale, Arizona 85260

1.2  Premises: Suite 202.

1.3  Rentable Square Footage in Premises: 6,561 square feet approximately.

1.4  Term: Three (3) Years.

1.5  Scheduled Term Commencement Date: August 1, 2000.

1.6  Expiration Date: July 31, 2003

1.7  Monthly Rent:       $11,481.75 for 8/1/2000 to 7/31/2001 plus sales tax.
                         $11,941.02 for 8/1/2001 to 7/31/2002 plus sales tax.
                         $12,418.66 for 8/1/2002 to 7/31/2003 plus sales tax.

1.8  Annual Operating Expense and Imposition Base (combined): 2000 base year.

1.9  Tenant's Percentage: 26.89%

1.10 Permitted Uses: general offices.

1.11 Security Deposit: $37,255.98.

1.12 Prepaid Rent: $11,949.56, including sales tax TO BE APPLIED TO THE FIRST THIRTY DAYS AFTER THE SCHEDULED TERM COMMENCEMENT DATE AS REVISED, IF APPLICABLE.

1.13 Default Interest Rate: Eighteen percent (18%) per annum.

1.14 Late Fee: Ten Percent (10%) of amount due.

1.15 Insurance Limits:   Combined            -    $2,000,000
                         Each Person         -    $1,000,000
                         Each Occurrence     -    $1,000,000
                         Property Damage     -    $1,000,000

1.16 Landlord's Address: c/o Cornwell Corporation
                         7580 E. Gray Road, Suite 202
                         Scottsdale, AZ 85260
                         Phone No. (480) 951-1212

1.17 Tenant's Address:   IPVoice.Com, Inc.
                         Attn: Ms. Barbara S. Will, President & C.O.O.
                         7585 E. Redfield Road, Suite 202
                         Scottsdale, Arizona 85260
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                       Phone No. (   ) _________________
                       Fax No. (   ) ___________________

1.18   Brokers:        Tenant's Broker:  Steve Cross, Cross Realty Advisors
                       Landlord's Broker: Darline Turner, Cornwell Corporation

                              ARTICLE 2. PREMISES

       Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as shown on Exhibit A attached hereto, subject to all the terms and conditions of this Lease.

                                ARTICLE 3. TERM

       The Term of this Lease shall commence on the Scheduled Term Commencement Date and shall continue until the Expiration Date or earlier termination as herein provided. Landlord agrees to use due diligence to complete Landlord's construction obligations as set forth in Section 7.2 and as shown on Exhibit B attached hereto on or before the Scheduled Term Commencement Date, but in case of delays due to inclement weather, governmental regulation, scarcity of or inability to obtain materials, labor difficulties, casualty, acts of God or other causes beyond Landlord's reasonable control, the Scheduled Term Commencement Date shall be extended by a period equal to such delays up to 60 days without liability on the part of Landlord and without extending the Expiration Date. THE PREPAID RENT IN THE AMOUNT OF $11,949.56 SHALL BE APPLIED TO THE FIRST THIRTY DAYS AFTER ANY SUCH REVISED SCHEDULED TERM COMMENCEMENT DATE. ANY PARTIAL MONTH SHALL BE PRORATED AS DEFINED IN ARTICLE 4 BELOW. Landlord's construction obligations are not completed and possession of the Premises is not given or tendered to Tenant by Landlord on or before the 60th day following the Scheduled Term Commencement Date, subject to extension as provided above, Tenant's sole right shall be to terminate this Lease by giving written notice of termination to Landlord within five (5) days after the end of such 60-day period, and Landlord shall in no case be liable in any manner for failure to have the Premises ready for occupancy. Upon such termination, the parties shall be released from all duties, obligations and liabilities hereunder, Tenant shall have no further right or interest in respect to the Premises, and any Security Deposit and Prepaid Rent shall be returned to Tenant. Tenant's failure to complete construction and installation of any leasehold improvements and fixtures as described in Section 7.2 or on Exhibit C attached hereto shall not affect commencement of the Term or Tenant's rent obligations.

                            ARTICLE 4. MONTHLY RENT

     4.1 On or before the first day of each calendar month during the Term, Tenant shall pay to Landlord the Monthly Rent, subject to the adjustments set forth below. Tenant shall pay the Monthly Rent to Landlord in advance, without deduction or offset and without notice or demand, in lawful money of the United States of America at Landlord's Address, or at such other place or to such other person as Landlord may designate from time to time by written notice. If this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such partial month will be computed on a daily basis in an amount equal to one-thirtieth (1/30) of the Monthly Rent for each such day. In addition to the Monthly Rent, Tenant further agrees to pay to Landlord with each installment of Monthly Rent any excise, sales or transaction privilege tax imposed or levied by any government or governmental agency upon Landlord on account of such rent payment and any other payments made hereunder by Tenant.

     4.2 If Tenant fails to pay Monthly Rent when due or fails to pay when due any other amounts of any kind payable by Tenant under this Lease, such unpaid sum shall bear interest at the Default Interest Rate from the date due to the date of payment. In addition, if Tenant fails to pay Monthly Rent by the fifth
(5th) day of the month in which such installment is due, the Late Fee shall be added to the Monthly Rent. Any Late Fee and all such interest shall be payable together with Monthly Rent. The Default Interest Rate and Late Fee provisions contained herein are intended to reimburse Landlord for the additional costs and expenses Landlord will incur by reason of such late payment and are in addition to and not in lieu of any or all of Landlord's rights and remedies under Article 23 or other provisions hereof. In addition, in the event Tenant is late on two occasions within any 12-month period in the payment of Monthly Rent or other sums due hereunder, at its sole option, upon not less

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than thirty (30) days prior notice to Tenant, Landlord may require Tenant promptly to execute and deliver to Landlord any documents, instruments, authorizations, or certificates required by Landlord to give effect to an automated debiting system whereby payments by Tenant (as designated from time to time by Landlord) of whatsoever nature required or contemplated by this Lease shall be debited monthly or from time to time, as determined by Landlord, from Tenant's account in a bank or financial institution designated by Tenant and credited to Landlord's bank account as Landlord shall designate from time to time. Tenant shall promptly pay all service fees and other charges connected therewith, including, without limitation, any charges resulting from insufficient funds in Tenant's bank account or any charges imposed on the Landlord. In the event that Tenant elects to designate a different bank or financial institution from which any Monthly Rent, additional rent, or other charges under the Lease are automatically debited, notification of such change and the required documents, instruments, authorizations, and certificates must be received by Landlord no later than thirty (30) days prior to the date such change is to become effective. Tenant agrees that it shall remain responsible to Landlord for all payments of Monthly Rent, additional rent, and other charges pursuant to the Lease, even if Tenant's bank account is incorrectly debited in any given month. Such Monthly Rent, additional rent, and other charges shall be immediately payable to Landlord upon written demand. Tenant's failure properly to designate a bank or financial institution or promptly to provide appropriate information in accordance with this Section 4.2 shall constitute a default of this Lease.

                 ARTICLE 5. IMPOSITIONS AND OPERATING EXPENSES

     5.1 Tenant shall pay to Landlord as additional rent Tenant's Percentage of the sum equal to (i) the amount by which, if any, the Property's operating expenses exceed the annual operating expense base, plus (ii) the amount by which, if any, the Property's impositions exceed the annual imposition base. The term "operating expenses" as used herein shall include (a) all reasonable and necessary costs and expenses incurred by Landlord for the servicing, operation, maintenance and repair of the building and related interior and exterior appurtenances of which the Premises is a part, (b) the costs incurred in order to achieve a reduction of or to minimize the increase in operating expenses, including without limitation management fees, (c) capital expenditures for equipment or systems installed to reduce or minimize increases in operating expenses, (d) capital expenditures required by any governmental ordinance or act, (e) depreciation or amortization based on the useful life expectancy of such equipment or systems or expenditures, and (f) the cost of contesting the validity or amount of real estate taxes. The term "impositions" shall include all forms of real property taxes and assessments, license fees and taxes, commercial rental taxes, levies, charges, penalties and other taxes and similar impositions imposed upon the Property or Landlord by any city, county, state or federal government or any school, agricultural, lighting, drainage or other improvement or special assessment district or similar taxing authority, or any other imposition which after the date hereof shall be assessed, levied or imposed or becomes due and payable from, or becomes a lien on, the Premises, the Property or the facilities and appurtenances used in connection therewith. "Impositions" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes or any excise, sales or privilege tax otherwise payable by Tenant under Section 4.1. By way of illustration but not limitation, operating expenses shall include the cost or charges for the following items: Utilities and services not separately metered or billed to tenants, materials, supplies, equipment and tools, service or maintenance agreements, management fees and costs, accounting and legal expenses, insurance premiums (including without limitation premiums for insurance coverage which Landlord, or any ground lessor or lender with a lien affecting the Premises, requires or deems desirable), repair, maintenance and all other costs connected with the parking and other common areas, repair and maintenance costs incurred by Landlord under Article 8, depreciation on personal property and extraordinary nonrecurring costs normally capitalized under recognized accounting principles, which costs shall be included as annual operating expenses in the amount amortized in each year over the useful life of such capitalized item.

     5.2 Tenant shall pay the additional rent required by Sections 5.1 upon demand by Landlord. Landlord shall have the right to demand periodic payments in advance, with underpayments or overpayments to be adjusted annually or on such other basis as Landlord may select. Notwithstanding anything to the contrary herein, no credit or other adjustment for overpayment shall ever be applicable to reduce Monthly Rent.

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                           ARTICLE 6. USE OF PREMISES


     6.1 Tenant shall use the Premises for the Permitted Uses and for no other purpose. Tenant in its use of the Premises shall not commit, or suffer to be committed, any nuisance or other act which may disturb the quiet enjoyment of any other tenant of the Property, and Tenant agrees not to deface or damage the Premises or any other portion of the Property in any manner or overload the floors of the Premises. Tenant will not use or permit the use of the Premises or any part thereof for any purposes that in Landlord's opinion impairs the reputation of the Property or that is prohibited by law, and Tenant at its sole expense will comply with and conform to all requirements of all governmental authorities relating in any way to Tenant's use or occupancy of the Premises. Tenant shall discontinue and thereafter refrain from making any such use of the Premises upon Tenant's receipt of written notice from Landlord.

     6.2 No flammable or other hazardous goods, merchandise or materials shall be kept by Tenant on or about the Premises, and Tenant shall not otherwise suffer or permit any acts of omission or commission which could increase the premiums for fire or liability insurance. If the fire or liability insurance premiums are increased by any such act of Tenant, then the increased premium cost shall be paid by Tenant to Landlord forthwith upon demand. Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Premises and the Property.


                             ARTICLE 7. ALTERATIONS

     7.1 Except as provided in Section 7.2, Tenant will not make or allow to be made to the Premises any alteration of any kind without the prior written consent of Landlord. All of Tenant's approved work shall be done by duly licensed contractors in accordance with all applicable laws, codes, ordinances, rules and regulations, and Tenant shall obtain at its cost any required permits, licenses or inspections for performance of its work. If any mechanic's or materialman's lien at any time, whether before, during or after the Lease term, shall be filed against any part of the building housing the Premises by reason of work, labor, services or materials performed for or furnished to Tenant, Tenant shall forthwith cause the lien to be discharged of record or bonded off to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be discharged or bonded off within five (5) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the lien by paying the amount claimed to be due. The amount paid by Landlord, and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of the lien, shall be due and payable by Tenant to Landlord as additional rent promptly, upon demand.

     7.2 Subject to the terms and conditions herein contained, Tenant shall have the right, but shall not be obligated to, construct and install at its sole expense in accordance with generally accepted construction standards and architectural/engineering plans approved in advance by Landlord (which approval shall not constitute a warranty that the proposed improvements conform to laws or applicable building codes) the leasehold improvements and fixtures described on Exhibit C. Tenant shall be solely responsible for obtaining occupancy permits and other permits or licenses necessary for its lawful occupancy of the Premises. Landlord's sole construction obligation is to construct and install, in accordance with generally accepted construction standards, the walls, doors, flooring and such finished partitioning, electrical outlets and electrical fixtures as may be shown on Exhibit B. Tenant shall keep the Premises and the improvements thereon free and clear of all liens arising out of or claimed by reason of any work performed, material furnished or obligations incurred by or at the instance of Tenant, and by its execution hereof Tenant hereby indemnifies and saves Landlord, the Premises and the Property harmless of all such liens or claims of lien and all attorneys' fees and other costs and expenses incurred by reason thereof.

     7.3 All alterations, installations, including without limitation wall to wall carpet and drapery accessories, changes, replacements, repairs, additions, or improvements to or within the Premises (whether with or without Landlord's consent), shall at the election of Landlord remain upon the Premises and be surrendered with the Premises at the expiration of this Lease without disturbance, molestation or injury. Should Landlord elect that alterations, installations, changes, replacements, repairs, additions to or improvements made by or for Tenant upon the Premises be removed upon termination of this Lease or upon termination of any renewal period hereof, Tenant hereby agrees that Landlord shall have the right to cause same to be removed at Tenant's sole cost and expense. Tenant hereby agrees to reimburse Landlord for the cost of such removal, together with the cost of repairing


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any damage resulting therefrom and the cost of restoring the Premises to its condition at the commencement of the term of this Lease as initially improved by Landlord. Approximately sixty (60) days prior to Tenant's scheduled exit from the Premises, Landlord and Tenant shall meet to decide what items shall be removed and what items shall remain. At such time, Tenant shall deposit with Landlord an amount equal to the estimated costs of removal and/or restoration of the Premises, which work shall be performed by or for Landlord at Tenant's expense.

     7.4 In the event that either Landlord or Tenant shall be required during the Term, by the order or decree of any court, or any other governmental authority, or by law, code or ordinance to repair, alter, remove, reconstruct, or improve any part of the Premises or Property, then Tenant shall make or Tenant shall permit Landlord to perform such repairs, alterations, removals, reconstructions or improvements without effect whatsoever to the obligations or covenants of Tenant herein contained, and Tenant hereby waives all claims for damages or abatement of Monthly Rent because of such repairing, alteration, removal, reconstruction, or improvement. Tenant hereby agrees that any construction upgradings required by any governmental authority as a result of Tenant's work, either in the Premises or in any other part of the Property, will be paid for by Tenant.

     7.5 Tenant shall not install any equipment of any kind which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises or the building housing same without the prior written consent of the Landlord. Tenant shall not install or use in the Property any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler (other than for portable bottled water), ventilator, radiator or any other similar apparatus without the prior written consent of Landlord, and then only as Landlord may direct.

     7.6 Landlord shall have the right at any time to alter, repair or improve the Premises or the Property, and Landlord and its representatives for that purpose may enter on and about the Premises and the Property with such material as Landlord may deem necessary, and may erect scaffolding and all other necessary structures on or about the Premises and the Property. Tenant waives any claim for damages, including without limitation, loss of business resulting therefrom. In the exercise of its rights under this Section, Landlord shall use good faith efforts not unreasonably to interfere with the conduct of Tenant's business on the Premises.

                             ARTICLE 8. MAINTENANCE

     8.1 Except as provided in Section 8.2 and Article 11, Landlord will maintain in good condition and repair the structural portions of the building of which the Premises are a part along with the common areas of same and the unexposed electrical and plumbing systems and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of any maintenance or repairs necessitated by the negligence of Tenant and performed by Landlord shall be reimbursed directly to Landlord by Tenant promptly upon demand. Landlord shall have no other duty or obligation to maintain or repair any portion of the Premises except as expressly provided herein, and such costs of maintenance and repair shall be part of the expenses for which Tenant shall reimburse Landlord under Article 5 of this Lease. There shall be no abatement of or offset in rent, and Landlord will not be liable to Tenant for any damage resulting from or caused by, Landlord's delay or failure to maintain or make repairs.

     8.2 Except as provided in Section 8.1 and Article 11, Tenant at its expense shall maintain in good condition and repair all portions of the Premises, including without limitation: interior wall surfaces (painting the same as often as Tenant deems necessary prior to the expiration of the Term) partitions, floor coverings, and all glass and glazing to the extent same are damaged or destroyed by Tenant's or its agents' affirmative acts.

                       ARTICLE 9. UTILITIES AND SERVICES

     9.1 Landlord will furnish to the Premises reasonable quantities of electricity (110 volt), water, heating and cooling (8 A.M. to 6 P.M. Monday through Friday and 8 A.M. to 12 noon Saturdays, excepting holidays) and janitorial services (only ordinary dusting and cleaning and not shampooing of carpets, cleaning draperies or furniture). All of the aforesaid services shall be provided without cost to Tenant except as such expenses may be included in calculating the additional rent pursuant to

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the provisions of Article 5. Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of such services caused by breakdown, maintenance or repair work, strike, riot, civil commotion, governmental regulations or any other cause or reason whatever beyond the control of Landlord. Suspension or interruption of services shall not result in any abatement of rent, be deemed an eviction or relieve Tenant of performance of Tenant's obligations under this Lease. Should Tenant require heating and cooling services beyond the hours and/or days stipulated above, upon receipt of at least 72 hours prior written notice from Tenant, Landlord will furnish such additional services at the then prevailing hourly rates, as established by Landlord from time to time; provided, further, that there will be a minimum charge of four (4) hours use each time overtime services are required. Tenant additionally agrees that Tenant will not install or operate in the Premises any heavy duty electrical equipment or machinery without first obtaining prior written consent of Landlord. Landlord may, among other conditions, require as a condition to its consent for the installation of such equipment or machinery, payment by Tenant as additional rent for excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the Premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of this Section. Tenant shall be deemed to consume electricity excessively when (i) the total average consumption of electricity, including lighting, exceeds five
(5) watts per square foot for the Premises or (ii) when an individual piece of electrically-operated machinery or equipment has a name plate rating in excess of two (2) kilowatts. Landlord may require that one or more separate meters be installed to record the consumption or use of electricity, or shall have the right to cause a reputable independent electrical engineer to survey and determine the quantity of electricity consumed by such excessive use. The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand, for all such electric consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of electricity based on meter readings is to be paid to Landlord, Tenant shall pay a service charge related thereto. Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the Premises due to heat generated by any equipment, machinery or additional lighting installed by Tenant (with or without Landlord's consent) that exceeds design capabilities for the building housing the Premises. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment and its operating costs, including without limitation electricity, gas, oil and water, or for excess electrical consumption by the existing cooling system, as appropriate.

     9.2 Tenant shall timely pay for all water, electricity, telephone, sewage disposal, refuse collection and other utilities or services separately metered to the Premises or separately billed to Tenant by the person furnishing the service. Landlord reserves the right to install separate meters for any utility serving the Premises for which separate meters are not presently installed, and Tenant shall pay the cost of such installation for the Premises. Utilities or services not separately metered or billed (including those described in Section
9.1 above to be furnished by Landlord) shall be part of the operating expenses described in Article 5.

     9.3 Any security measures Landlord undertakes are for the protection of the Property only; Tenant acknowledges it does not and shall not rely on such measures to protect Tenant or its property or employees (or the property of such employees) at the Premises.

                ARTICLE 10. ACCEPTANCE AND SURRENDER OF PREMISES

     By entry hereunder, Tenant accepts the Premises, including without limitation, the improvements made therein by Landlord pursuant to Section 7.2, as being free from defects and in good, clean and sanitary order, condition and repair, and Tenant agrees to keep the Premises in such condition. On the last day of the Term, Tenant will surrender the Premises to Landlord in a state of good repair, subject to Landlord's election in Section 7.1, excepting only reasonable wear and tear, acts of God and damage by fire or the elements not caused by Tenant's negligence.

                      ARTICLE 11. DESTRUCTION OF PREMISES



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     11.1  In the event of partial or total destruction of the Premises during the Term from any casualty insured against under a standard fire and extended coverage policy, Landlord shall repair the Premises (subject to the provisions of Section 11.2) and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Monthly Rent while repairs are being made, such proportionate reduction to be based upon the extent to which the destruction and the making of repairs interferes with the business carried on by the Tenant in the Premises. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of Landlord's insurance claims, and for such other delays as may result from government restrictions and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. Restoration by Landlord shall not include replacement of furniture, equipment or other items that do not become part of the building or any improvements to the Premises in excess of those provided for as building standard items as of the commencement of this Lease. Tenant shall be responsible for the repair and restoration of the Premises and Tenant's property beyond Landlord's obligation at no cost to Landlord, for which Tenant shall maintain adequate insurance pursuant to Article 13. In the event of fire or casualty damage to the Premises caused by the fault or neglect of Tenant, its agents, employees, invitees or visitors, Landlord shall restore material damage at Tenant's cost and expense.

     11.2 In the event (a) the Premises are partially or totally destroyed by a cause or casualty not fully covered by standard fire and extended coverage insurance or (b) the building in which the Premises are situated is damaged or destroyed by any cause or casualty to the extent of one-third (1/3) or more of the then replacement cost thereof, or (c) the destruction to either the Premises or its building occurs during the last twelve (12) months of the Term, or (d) the holder of a deed of trust entitled to receive casualty insurance proceeds elects not to permit the insurance proceeds payable upon damage to or destruction of the Premises to be used for repair, reconstruction or restoration, or (e) Tenant has vacated or abandoned the Premises, or otherwise is in default under this Lease (or with the giving of notice or passage of time or both will be in such default) Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days after the occurrence of such damage or destruction. If Landlord does not elect to terminate, then Landlord shall repair the Premises and this Lease shall remain in full force and effect except for a proportionate reduction of the Monthly Rent as provided above. No compensation, or claim, or other diminution of rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing the Premises or any portion of the building of which they are a part.

                           ARTICLE 12. EMINENT DOMAIN

     If any part of the Premises shall be taken by exercise of the right of eminent domain or transferred by agreement in lieu thereof with or without any condemnation action or proceeding being instituted, this Lease shall terminate as of the date title vests in the condemnor or grantee. In the event of any such taking or transfer of a portion of the Property, but not any part of the Premises, this Lease shall remain in full force and effect without abatement or reduction of rent. All compensation or damages awarded upon any taking or transfer of all or any portion of the Premises or the Property shall belong totally to Landlord and Tenant shall have no claim thereto, Tenant hereby assigning any such rights to Landlord. Notwithstanding the foregoing, Tenant shall have the right to file a separate claim against the condemning authority for the underdepreciated value of its leasehold improvements and relocation expenses, provided no such award shall in any way diminish the award payable to Landlord.

                   ARTICLE 13. INSURANCE; SUBROGATION WAIVER

     13.1 Tenant at its expense will maintain in full force during the Term public liability and property damage insurance in the amount of the Insurance Limits insuring against all liability of Tenant arising out of or in connection with Tenant's use or occupancy of the Premises. Tenant's coverages shall include business income and extra expense coverage for a minimum of six (6) months. All public liability insurance and property damage insurance shall insure Tenant's performance of the indemnity provisions of Section 14.1 below. Tenant will from time to time, promptly upon request of Landlord furnish to Landlord true and correct copies of Tenant's policy(ies) and the "additional insured" endorsement, certified by Tenant as such, evidencing the facts that such insurance has been obtained and is in full force and effect, that Tenant's insurance is primary to Landlord's (so that Landlord's coverage is excess) and that Landlord and any mortgagee or other person as Landlord may

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designate are additional insureds thereunder, and that such insurance cannot be canceled without thirty (30) days prior notice to Landlord and any other additional insureds. Landlord will maintain standard fire and extent coverage insurance on the building in which the Premises are situated in such amount and under such terms and conditions as Landlord shall in its sole discretion elect. Landlord shall have no obligation whatsoever to maintain any other insurance of any kind, including without limitation, any insurance on property of the Tenant or Tenant's improvements, and Tenant at its sole cost shall maintain insurance coverage on its personal property, trade fixtures and improvements in, on or about the Premises in an amount sufficient so that no co-insurance shall be payable in the event of a loss.

     13.2 Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage that may occur to the Premises or any improvements thereto, or any personal property of Landlord or Tenant, or any injury to persons arising from any cause (whether in tort or not) that (a) would be insured against under the terms of any insurance required to be carried hereunder; or (b) is insured against under the terms of any insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party's agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. Each party shall obtain any special endorsements, if any, required by their respective insurers to evidence compliance with the aforementioned waiver.

                     ARTICLE 14. EXCULPATION AND INDEMNITY

     14.1 Tenant agrees that Landlord shall not at any time to any extent whatsoever be liable, responsible or in any way accountable for loss, injury, death or damage to persons or property on or about the Premises or the Property from any cause or causes whatsoever, at any time suffered or sustained by Tenant or any person whomsoever using, occupying or visiting the Premises, and Tenant by executing this Lease indemnifies and saves Landlord harmless and agrees to defend Landlord, by and through legal counsel satisfactory to Landlord, from any and all claims, liabilities, losses, damages, costs and expenses whatsoever arising out of any such loss, injury, death or damage except if such is a direct result of the gross negligence or wilful misconduct of Landlord, its agents or employees. Specifically but not by way of limitation, Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant's employees, agents, invitees or visitors. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from all such damages and the expense of defending all claims made by Tenant's employees, agents, invitees, or visitors arising out of such acts.

                   ARTICLE 15. PARKING AND OTHER COMMON AREAS

     15.1 Landlord will keep or cause to be kept all parking and other common areas (collectively "common areas") of the Property in a neat, clean and orderly condition, but all costs and expenses thereof shall be charged and pro rated in the manner hereinabove set forth in Article 5. Nothing herein contained shall be construed to mean or imply that any portion of the sidewalks, driveways, parking and common areas are being leased to Tenant, or that Tenant has any easement rights therein, but it is agreed that Landlord will provide sidewalks, driveways, parking and common areas, as such may from time to time be designated and constituted by Landlord in its sole discretion, for use by Tenant in common with other tenants and their employees and customers.

     15.2 Landlord at all times shall have the right and privilege of determining the nature and extent of the common areas and of making such changes therein and thereto from time to time which in Landlord's sole opinion are desirable and in the best interests of all persons using the common areas, including without limitation, the location and relocation of driveways, entrances, exits, parking spaces, landscaped areas and equipment and facilities on the common areas, the direction and flow of traffic, and the assignment of parking spaces or areas for the use of particular tenants.

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
     15.3  Nothing contained herein shall be deemed to limit the effect of
Article 14 or to create any liability upon Landlord for any injury to persons or loss or damage to motor vehicles or the contents thereof of any person using the common areas unless caused by the gross negligence or wilful misconduct of Landlord, its agents or employees.

                         ARTICLE 16. ENTRY BY LANDLORD

     Landlord and its representatives shall have the right to enter the Premises at all reasonable times (a) to inspect the same or to make repairs and to maintain the building of which the Premises are a part as provided in Section 7.3, (b) to post such reasonable notices as Landlord may desire to protect its rights, to exhibit the Premises to prospective purchasers or mortgagees of the Property, (c) during the ninety (90) days prior to the Expiration Date, to exhibit the Premises to prospective tenants and to place upon the doors or in the windows of the Premises any usual or ordinary "for rent" or "for lease" signs, and (d) for any purpose relating to the safety, protection or preservation of the Property.

                         ARTICLE 17. TENANT'S FIXTURES

     Tenant, at any time Tenant is not in default hereunder, may remove from the Premises its movable trade fixtures and equipment, and upon expiration or termination of this Lease, if so requested by Landlord, shall remove all fixtures and equipment installed on the Premises by Tenant, whether or not such fixtures and equipment are fastened to the building and regardless of the manner in which they are so fastened; provided, however, that Tenant shall fully repair damage of any kind or character occasioned by the removal of any such fixtures or equipment and shall leave the Premises and building in a good, clean and sanitary condition at the expiration of the Term.

                     ARTICLE 18. ABANDONMENT OF PERSONALTY

     Tenant shall not vacate or abandon the Premises at any time during the Term; and, if Tenant shall vacate, abandon or surrender the Premises or be dispossessed by process of law or otherwise, any personal property left on the Premises shall at the option of the Landlord be deemed to be abandoned and belong to Landlord free and clear of any further interest of Tenant; alternatively, Tenant's property may be disposed of at public or private sale in accordance with applicable law as Landlord sees fit. The proceeds of any public or private sale of Tenant's property, or the then current fair market value of any property retained by Landlord, shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder. If Tenant vacates or abandons the Premises, as defined above, Landlord may, upon presentation of evidence of a claim valid upon its face of ownership or of a security interest in any of Tenant's property abandoned in the Premises, turn over such property to the claimant with no liability to Tenant.

                  ARTICLE 19. TRANSFER OF LANDLORD'S INTEREST

     Landlord reserves the right to sell, assign or transfer all or any part of the Property and this Lease, and in such event, this Lease will remain in full force and effect, and Tenant shall continue to perform and abide by all the terms, covenants and conditions on its part to be performed. Upon any such sale, assignment or transfer, other than merely as security, Tenant agrees to look solely to the assignee or transferee with respect to all matters in connection with this Lease, and the assignor or transferor shall be released from any further duties, obligations and liabilities hereunder. Landlord may transfer any Security Deposit to such assignee or transferee, and thereupon Landlord shall be discharged from any further liabilities in reference thereto.

                     ARTICLE 20. ASSIGNMENT AND SUBLETTING

     20.1 Tenant shall not assign Tenant's rights or delegate Tenant's duties under this Lease, nor sublet all or any portion of the Premises, nor encumber or hypothecate the Premises, nor permit the use of all or any part of the Premises by persons other than Tenant, its employees and agents including by operation of law (alternatively, a "Transfer"), without the prior written consent of Landlord, and any such Transfer without such consent shall be void. No Transfer shall be made except for the entire Premises.

     20.2 a. If the Tenant desires at any time to Transfer the Premises Tenant shall submit to Landlord at least sixty (60) days before the proposed effective date of the Transfer ("Proposed Effective Date"), in writing:

          (i) A request for permission to Transfer, setting forth the Proposed Effective Date, which shall be no less than sixty (60) days after the sending of that notice;

         (ii) The name of the proposed subtenant or assignee or other transferee;

        (iii) The nature of the business to be conducted in the Premises after the Transfer;

         (iv)  The terms and provisions of the proposed Transfer;

          (v)  A copy of all proposed documentation pertaining to the Transfer;

         (vi) Current financial statements (audited, if available) of Tenant and the proposed transferee; and

        (vii) Such additional information that Landlord may reasonably request to make a reasoned judgment.

           b. Without in any way limiting Landlord's right to refuse to consent for any other reason or reasons, Landlord shall be deemed to have reasonably withheld its consent to any Transfer if, in Landlord's reasonable opinion:

          (i) The proposed use of the Premises by the transferee is not compatible with the operation of the building or the desired tenant mix of the building, would entail any but cosmetic improvements to the Premises, or would require increased services from Landlord;

         (ii) The financial net worth of a proposed transferee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms or the character or business of the proposed transferee is inconsistent with the quality of other building tenancies;

        (iii) The proposed transferee is a governmental agency or an instrumentality of a governmental agency;

         (iv) The proposed Transfer would cause a violation of another lease for space in the building or would give an occupant of the building a right to cancel its lease or abate (or reduce) its rent;


          (v) The proposed transferee's use of the Premises would involve the introduction of Hazardous Material to the Premises;

         (vi) The proposed transferee is a current tenant of the building or an entity with whom Landlord is negotiating to lease space in the building; or

        (vii) The Tenant is in default under any of the terms of this Lease as of the date Tenant notifies Landlord of the proposed Transfer or as of the Proposed Effective Date of the Transfer, or would be in default but for the pendency of a grace or cure period.

     20.3 Any subletting or assignment consented to by Landlord shall be evidenced in writing in a form acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord's consent in writing to any subsequent assignment or subletting; nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease.

     20.4 In the event that Tenant defaults under this Lease in the payment of rent or additional rent, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

     20.5 Within thirty (30) days of receipt of said notice, Landlord shall have the right to terminate this Lease by giving Tenant not less than thirty
(30) days' notice. If Landlord exercises its right to terminate this Lease, Tenant agrees that Landlord shall have access to all or a portion of the Premises thirty (30) days prior to the effective termination date for remodeling or redecorating purposes. In the event Landlord does not exercise its right to terminate this Lease, and Landlord has granted its written consent, Tenant may transfer all, but not a portion of, the Premises.

     20.6 Any rent accruing to Tenant as the result of a sublease which is in excess of the pro rata share of rent then being paid by Tenant for the portion of the Premises being sublet, shall be paid by Tenant to Landlord monthly as additional rent. In the event of any subletting of the Premises or assignment of this Lease by Tenant, with or without Landlord's consent, Tenant shall remain liable to Landlord for payment of the rent stipulated herein and all other covenants and conditions contained herein.

     20.7 Despite the provisions of Section 20.2 (a) and (b), Tenant may assign this lease or sublet the premises, with notice to Landlord but without the necessity of Landlord's consent and without creating any election in Landlord pursuant to Section 20.5, to any corporation which controls, is controlled by, or is under common control with Tenant, to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business being conducted on the Premises.

                       ARTICLE 21. RULES AND REGULATIONS

     Landlord shall have the right from time to time to establish, alter and amend rules and regulations, which, in Landlord's judgment, may be necessary or desirable for the use, entry onto, operation and management of the Premises and the Property, and Tenant agrees to comply with all such rules and regulations. The existing rules and regulations are attached hereto as Exhibit D. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests. Further, it shall be Landlord's reasonable judgment whether Tenant is in compliance with the Rules and Regulations.

                               ARTICLE 22. SIGNS

     Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the inside or outside of the Premises, except of such color, size and style and in such locations as shall be designated by Landlord. Tenant, upon request of Landlord, shall immediately remove (and repair any damage caused by removal of) at Tenant's sole expense any sign, advertisement, notice or other display which Tenant has placed or permitted to be placed on any part of the inside or outside of the Premises (a) if, in the opinion of Landlord, it is objectionable, offensive or not in good taste (and if Tenant shall fail so to do, Landlord may enter the Premises and remove the same at the expense of Tenant) and (b) at the end of the Term hereof. Landlord shall have the right to prohibit any advertisement or publication of Tenant on or off the Premises which in Landlord's opinion tends to impair the reputation or character of the Property or Landlord. Tenant shall refrain from and discontinue such advertisement or publication upon receipt of written notice from Landlord or no later than three (3) days after mailing thereof.


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
                              ARTICLE 23. DEFAULT

     23.1 If Tenant shall fail to pay any part of the Monthly Rent or additional rent herein provided, or any other sum required by this Lease to be paid to Landlord at the time or in the manner provided, and such failure continues for five (5) days after written notice thereof from Landlord to Tenant, or if (i) any proceedings under the Bankruptcy Code (or any amendment thereto) are commenced by or against Tenant, (ii) Tenant is adjudged insolvent or makes an assignment for the benefit of its creditors, or (iii) a writ of attachment or execution is levied on the leasehold estate hereby created and is not released or satisfied within five (5) days thereafter (with the events in (i) through (iii) above being referred to herein as an "Event of Bankruptcy"), or if a receiver is appointed in any proceeding or action to which Tenant is a party with authority to take possession or control of the Premises or the business conducted thereon by Tenant and such receiver is not discharged within a period of five (5) days after appointment, or if Tenant shall fail to abide by or perform any of the other covenants or conditions on Tenant's part agreed to be observed or performed and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, then Landlord, in addition to any other rights or remedies Landlord may have whether under this Lease or at law or in equity, may:

          (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting (including without limitation brokerage fees and commissions and rent concessions), including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission previously paid by Landlord applicable to the unexpired term of this lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Landlord to mitigate damages caused by Tenant's default or breach of this lease shall not waive Landlord's right to recover damages under this Paragraph. If termination of this lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period is required hereunder and was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required.

          (b) re-enter the Premises by summary proceedings or otherwise, with or without terminating this Lease, remove all persons and property from the Premises without liability to any person for damages sustained by reason of such removal and re-let the Premises at such rental and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. In such event, unless Landlord elects to terminate this Lease (in which event the provisions of subparagraph (a) immediately above shall apply) Tenant shall remain liable for Monthly Rent and Operating Expenses and other amounts payable by Tenant hereunder as well as the cost of obtaining possession of and re-letting the Premises and of any repairs and alterations necessary to prepare the Premises for re-letting, together with interest at the Default Interest Rate, less the rents received from such re-letting, if any. Any and all monthly deficiencies so payable by Tenant shall be paid monthly on the date herein provided for the payment of Monthly Rent. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease or accept a surrender thereof unless a written notice of such intention, signed by Landlord, is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach or any other breach; or

        (c) Exercise Landlord's remedies under Section 23.2 below, where applicable.

Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may suffer or incur by reason of such breach, including the cost of recovering the Premises, and including the worth at the time of such termination of the excess, if any, if the amount of Monthly Rent and other charges reserved in this Lease for the remainder of the Term over the reasonable rental value of the Premises for the remainder of the Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

     23.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this Section 23.2 shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless
Tenant or its Trustee is unable to comply with the provisions below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the Premises upon the giving of notice pursuant to this Section. Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord. Upon termination of this Lease pursuant to this
Section 23.2, Landlord may proceed to recover possession under and by virtue of the provisions of the laws of any applicable jurisdiction, or by such other proceedings, including re-entry and possession, as may be applicable.

     Without regard to any action by Landlord as authorized by this Section 23.2, Landlord may at its discretion exercise all the additional provisions set forth above in Section 23.1.

     In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to this
Section 23.2 shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (x) promptly cures all defaults under this Lease, (y) promptly compensates Landlord for monetary damages, incurred as a result of such default, and (z) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee Tenant.

     Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in this Section 23.2, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty-day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two times greater than the next payment of Monthly Rent due under this Lease; (ii) both the average and median of Tenant's gross receipts in the ordinary course of business during the six-month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two times greater than the next payment of Monthly Rent due under this Lease: (iii) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Monthly Rent) in advance of the performance or provision of such services; (iv) the Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the Premises;
(v) the Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that only the Permitted Uses shall be permitted; and
(vi) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants at the Property. In the event Tenant is unable to (a) cure its defaults, (b) reimburse the Landlord for its monetary damages, (c) pay the rent due under this Lease, and all other payments required of Tenant under this Lease on time (or within five (5) days, or (d) meet the criteria and obligations imposed by this Section 23.2, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with this Section.

     23.3 In addition to the foregoing rights and remedies and so long as this Lease is not terminated, Landlord shall have the right but not the obligation to remedy any default of Tenant and

Tenant shall pay to Landlord upon demand Landlord's costs in so doing together with interest thereon from the date of expenditure until the same is repaid at the Default Interest Rate.

     23.4 All rights and remedies herein conferred upon Landlord shall be cumulative and not exclusive of any other right or remedy conferred herein or by law. If Tenant is in default, Landlord may deny Tenant access to the Premises without terminating this Lease and prevent removal of Tenant's property from the Premises by any lawful means.

                          ARTICLE 24. ATTORNEYS' FEES

     If either Landlord or Tenant commences, engages in, or threatens to commence or engage in any legal action or proceeding against the other party (including, without limitation, litigation or arbitration) arising out of or in connection with the Lease, the Premises, or the Property (including, without limitation (a) the enforcement or interpretation of either party's rights or obligations under this Lease (whether in contract, tort, or both) or (b) the declaration of any rights or obligations under this Lease), the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees, together with any costs and expenses, incurred in any such action or proceeding, including any attorney's fees, costs and expenses incurred on collection and on appeal.

                            ARTICLE 25. HOLDING OVER

     25.1 Should Tenant hold possession hereunder after the Expiration Date without the express written consent of Landlord, Tenant shall be deemed a tenant at sufferance, permitting Landlord to exercise all or any rights and remedies available to Landlord hereunder or at law or in equity. Should Tenant hold possession hereunder after the Expiration Date with the express written consent of Landlord, Tenant shall be deemed a tenant on a month-to-month basis upon all the terms, covenants and conditions herein specified unless and only unless a different basis is expressly set forth in the consent.

     25.2 In the event that Tenant, without the consent of Landlord, shall hold over the expiration of the Term, then Tenant hereby waives all notice to quit and agrees to pay to Landlord for the period that Tenant is in possession after the expiration of this Lease, a monthly rent which is three times the total rent (Monthly Rent, as stipulated in Section 1.7, plus additional rent) applicable to the last month of this Lease. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct and consequential, which Landlord may suffer in defense of claims by other parties against Landlord arising out of the holding over by Tenant, including without limitation attorneys' fees which may be incurred by Landlord in defense of such claims. Acceptance of rent by Landlord subsequent to the expiration of the term of this Lease shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the Expiration Date or any renewal of this Lease toward payment for use and occupancy of the Premises subsequent to the expiration of the Term and toward any other sums owed by Tenant to Landlord. Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force.

              ARTICLE 26. SUBORDINATION AND ESTOPPEL CERTIFICATES

     26.1 This Lease, at the option of Landlord, shall be subject, subordinate and inferior to the lien and estate of any liens, encumbrances or ground leases and any renewals, extensions or replacement thereof, now or hereafter affecting the Premises or the Property. Such subordination shall be effective without any further act of Tenant, but Tenant agrees to execute, acknowledge and deliver promptly upon demand such further instrument or instruments subordinating this Lease to any such liens, encumbrances or ground leases as shall be desired by Landlord, and hereby agrees that it shall be a material default hereunder entitling Landlord to exercise its remedies pursuant to Section 23.1, notwithstanding anything to the contrary in this Lease, if Tenant fails to do so within ten (10) days after written request by Landlord. Notwithstanding the foregoing any mortgage holder may at any time subordinate its mortgage to this Lease without Tenant's consent by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such mortgagee shall have the same rights with respect to this Lease as though the Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such mortgagee. Tenant agrees that neither any foreclosure of any such mortgage nor the institution of any such action or proceeding against Landlord, or any foreclosure or dispossession proceeding brought by the holder of any such mortgage to recover possession of the Premises, building and/or Property, shall by operation of law or otherwise except at the express election of the holder result in the cancellation or termination of this Lease or the obligations of Tenant hereunder and upon the request of any such holder of any such mortgage Tenant covenants and agrees to execute an instrument in writing satisfactory to such party or parties, or to the purchaser of the mortgaged premises in foreclosure, whereby Tenant attorns to such successor in interest.

     26.2 Tenant agrees from time to time within ten (10) days of receipt of written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications, (b) that Tenant has no defenses, offsets or counterclaims against its obligations to pay Monthly Rent and other monies hereunder and to perform its other covenants under this Lease, or if there are any defenses, offsets or counterclaims, setting forth the same in reasonable detail, (c) the current amount of Monthly Rent, (d) the dates to which the Monthly Rent has been paid and the amount of any prepaid rent and Security Deposit, (e) the commencement and expiration dates of the Term, and (f) such other matters as to which certification reasonably is sought. Tenant hereby agrees that it shall be a material default hereunder entitling Landlord to exercise its remedies pursuant to Section 23.1 hereof, notwithstanding anything to the contrary in this Lease, if Tenant fails to do so within ten (10) days after written request by Landlord. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, ground lessor, mortgagor or other encumbrance of the Premises or any prospective assignee of any mortgage, ground lease or encumbrance upon the Premises.

                      ARTICLE 27. SUBSTITUTION OF PREMISES

     If the Premises contain less than two thousand (2,000) square feet, Landlord reserves the right, on thirty (30) days written notice to Tenant, to substitute other space within the Property for the Premises as though such substitute space was originally leased to Tenant at the time of execution and delivery of this Lease; provided, however, that the substituted premises shall contain not less than the square footage of the Premises and there will be no increase in rental by reason of the substitution. Landlord agrees to pay all reasonable moving expenses of Tenant incidental to such substitution of premises.

                              ARTICLE 28. NOTICES

     All notices or demands to be given, made or sent hereunder by either party to the other shall be deemed to have been given, made or sent two (2) days after its deposit in the United States mail, certified, return receipt requested, postage prepaid, or upon the day of delivery by a recognized overnight delivery service, and addressed to Landlord's Address or Tenant's Address as the case may be. The address to which notices and demands are to be given to either party may be changed by written notice given by such party as above provided.

                          ARTICLE 29. SECURITY DEPOSIT

     Any Security Deposit made by Tenant shall be held by Landlord to secure performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. Landlord may from time to time use all or any portion of the deposit to cure Tenant's defaults hereunder, and if so used, Tenant shall within five (5) days after demand from Landlord deposit with Landlord such additional amounts as may be necessary to restore the Security Deposit to the amount stated in Section 1.11. The Security Deposit, or any remaining portion thereof, shall be returned to Tenant, without interest, upon the expiration of this Lease and return of the Premises in good condition, provided Tenant has complied with all of the other terms, covenants and conditions hereof.

                               ARTICLE 30. WAIVER

     The waiver by Landlord of Tenant's breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rental hereunder by Landlord shall not be deemed a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such breach at the time of acceptance of such rental, or a waiver of Landlord's right to collect any applicable Late Fee or interest at the Default Interest Rate. None of the terms, covenants or conditions of this Lease may be waived by either Landlord or Tenant except by writing signed by each party. By Tenant's execution of this Lease, Tenant hereby waives trial by jury in any action or proceeding brought by either party referable to this Lease or the Premises.

                       ARTICLE 31. CONSTRUCTION OF LEASE

     The language in all parts of this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant. Article titles are inserted for convenience only and are not to be construed as a part of this Lease or in any way defining, limiting or amplifying the provisions hereof. Time is of the essence of this Lease and of every term, covenant and condition hereof. The words "Landlord" and "Tenant" as herein used shall include the plural as well as the singular and neuter gender references includes the masculine and feminine. Landlord and Tenant agree that in the event any term, covenant or condition herein contained is held to be invalid or void by any court or competent jurisdiction, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition herein contained.

                       ARTICLE 32. SUCCESSORS AND ASSIGNS

     Subject to the restrictive conditions of Article 20, all the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representatives of Landlord and Tenant.

           ARTICLE 33. GOVERNING LAW AND VENUE; PERIOD OF LIMITATIONS

     This Lease shall be governed by and construed in accordance with the laws of the State of Arizona, and venue for the determination of any dispute arising hereunder shall be appropriate only in Maricopa County, Arizona. Any claim, demand, right or, defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the Landlord's inaction, omission, event, or action that allegedly gives rise to such claim, demand, right, or defense. Tenant acknowledges and understands, after having an opportunity to consult with its legal counsel, that one purpose of this Article is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

                         ARTICLE 34. NO REPRESENTATIONS

     It is mutually agreed that no representations, warranties, covenants or agreements, express or implied, have been made with respect to the Premises and this Lease other than as may be expressly set forth herein.

                          ARTICLE 35. ENTIRE AGREEMENT

     This Lease along with any exhibits hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises, and this Lease and its exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant.

                            ARTICLE 36. COMMISSIONS

     Tenant represents and warrants that it has not entered into any contracts with any brokers or finders, or obligated itself to pay any real estate commissions or finders' fees on account of the execution of this Lease or the transaction contemplated hereby. Landlord represents and warrants that it has not entered into any contracts with any brokers or finders, or obligated itself to pay any real estate commissions or finders' fees on account of the execution of this Lease or the transaction contemplated hereby, except as identified in
Section 1.18. Based on such representations and warranties, each party hereby agrees to indemnify, defend and hold the other party harmless from and against all claims, damages, expenses, liabilities, liens or judgments (including costs, expenses and attorneys' fees in defending the same) which arise on account of any claim made against the indemnifying party that real estate commissions or finders' fees are payable and have not been discharged in their entirety.

                      ARTICLE 37. LIMITATION OF LIABILITY

     Notwithstanding anything to the contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Premises including, but not limited to, all rents, profits and proceeds therefrom, for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default, breach or event of default of Landlord in performance of its obligations under this Lease, it being intended that there will be absolutely no personal liability on the part of Landlord or of any other assets of Landlord or its investors or of Landlord's members. None of the foregoing shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default, breach, or event of default, as this Tenant exculpation of liability of Landlord is to be absolute and without any exception whatsoever.


                              ARTICLE 38. GUARANTY

     The payment and performance of Tenant's obligations under this Lease is guaranteed by _______ n/a _____________ by execution of a Lease Guaranty in the form attached hereto as Exhibit E.


                        ARTICLE 39. HAZARDOUS MATERIALS

     39.1 DEFINITION. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, any dangerous or poisonous substances, chemicals, drugs or materials, and including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials", "toxic substances", "dangerous substances", "poisonous substances" or "controlled substances" now or subsequently regulated, controlled or prohibited under any federal, state or local laws, statutes, ordinances, orders or regulations (collectively "Hazardous Materials Laws") including, without limitation, oil, petroleum-based products, paints, poisons, harmful drugs, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

     39.2 GENERAL PROHIBITION. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Property by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees, except only for such Hazardous Material as is necessary to and commonly used in Tenant's business and the industry with which Tenant's business is associated, as Tenant is licensed and legally authorized to handle and as is permitted under and subject to the terms and conditions of this Lease including without limitation the permitted use of the Premises set forth in this Lease. Any Hazardous Material necessary to Tenant's business as permitted by and subject to the permitted use set forth above in this Lease shall in each and every instance be utilized, handled, transported, stored, used, held and disposed of in a safe, harmless, nontoxic and proper manner and in a manner which complies with all Hazardous Materials Laws whether now or hereafter existing. Tenant shall and does hereby indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including without limitation, attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of any of the provisions, terms or agreements of this Article by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees.

     39.3 NOTICE. In the event that Hazardous Materials are discovered upon, in, or under the Premises, and any governmental agency or entity having jurisdiction over the Property requires the removal or disposal of such Hazardous Materials, or any remediation of any discharge of or contamination by any Hazardous Materials, Tenant shall be solely responsible for removing those Hazardous Materials or remediating any unlawful discharge or contamination of or from any Hazardous Materials arising out of or related to the use or occupancy of the Premises or Property by Tenant or its affiliates, agents, employees, contractors, sublessees, assignees or invitees. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises or the Property without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge, disposal or contamination of or by any Hazardous Material in, on or under the Premises, the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on, under or about or removed from the Premises or the Property, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.


     39.4 INSPECTION AND COMPLIANCE. Without limiting the foregoing indemnity, Tenant shall be responsible to pay for, or reimburse Landlord for, the cost of any investigations, studies, cleanup or corrective action initiated or undertaken on account of any action or inaction of Tenant in violation of any Hazardous Materials Laws at or affecting the Premises and/or Property. Further, Landlord reserves the right to enter into and upon the Premises from time to time with or without notice for purposes of inspecting, reviewing, analyzing or checking the Premises and in the event that Landlord shall determine the same to be necessary or desirable, Landlord may from time to time commission and cause to be made or conducted at Tenant's expense such studies, reports, tests, samples, inspections, monitorings, remediations, removals and/or disposals of or relating to Hazardous Materials or actual, threatened or potential contamination by or from Hazardous Materials as Landlord shall deem reasonably necessary.

     39.5 SURVIVAL. The respective rights and obligations of Landlord and Tenant under this Article 39 shall survive the expiration or earlier termination of this Lease.

                              ARTICLE 40. ADDENDUM

     40.1 COVERED PARKING. Tenant shall have the use of seven (7) covered parking spaces at a rate of $35.00 each, plus applicable rental tax, during the initial term of this lease.

     40.2 OPTION TO RENEW. Tenant, upon paying the rent herein reserved and performing the terms, covenants and conditions herein contained on its part to be kept and performed, shall have an option to renew this Lease for one, three-year term following the initial three-year term set forth in this Lease. Any such extension of this lease for an additional term shall be upon the same covenants and conditions as are set forth herein except Monthly Rent and this Option to Renew clause. The Monthly Rent shall be at market rates. All rental shall be subject to the prevailing rental tax rate. Tenant must notify Landlord in writing in accordance with the Notice provision of the Lease not less than one hundred eighty (180) days prior to the expiration of the lease Term of its election to exercise the above option and agreement to be bound by the terms, covenants and conditions of the Lease for the additional term stated above. If no exercised by the dates and strictly under the conditions set forth herein, the option shall be void.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument by proper persons thereunto duly authorized so to do the day and year first hereinabove written.

AIRPARK '82                             IPVOICE.COM, INC.
An Arizona limited partnership          a Nevada corporation


By: /s/ Richard E. Cornwell             By: /s/ Barbara S. Will
    -----------------------                 -------------------
    Richard E. Cornwell, President          Barbara S. Will, President & C.O.O.
    Cornwell Corporation, General Partner


          "LANDLORD"                               "TENANT"


STATE OF ARIZONA      )
                      ) ss.
County of Maricopa    )

     The foregoing Lease was acknowledged before me this ___ day of _____________, 19__, by ______________________.


                                 __________________________________
                                            Notary Public

My Commission Expires:

_______________________

STATE OF ARIZONA     )
                     )ss.
County of Maricopa   )

     The foregoing Lease was acknowledged before me this 10th day of July, 2000, by Barbara S. Will.

                                    /s/ Lillian M. Vader
                                    -------------------
                                        Notary Public

My Commission Expires:

December 14, 2003
-----------------                [Lillian M. Vader Notary Seal]

                               [FLOOR PLAN GRAPH]

THUNDERBIRD EXECUTIVE OFFICE PARK
7585 EAST REDFIELD ROAD
SCOTTSDALE, ARIZONA
FLOOR PLAN                                                           (STE. 202)
-------------------------------------------------------------------------------
Scale: 1/16" = 1'-0"
6,170 s.f.


Landlord agrees to perform the following tenant improvements at his sole cost and expense:

1. Erect wall and install door as indicated.
2. Repaint and recarpet suite.
3. Install a kitchen sink with hot and cold water with upper and lower cabinets.
4. New ceiling tile throughout suite.




                                   Exhibit A

                             RULES AND REGULATIONS

                                   EXHIBIT D

1. Tenant shall not conduct any activity upon the Premises that will create excessive traffic or noise anywhere in the building housing the Premises (the "Building").

2. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

3. Tenant shall not bring to keep within the Building any animal, bicycle, motorcycle, or other type of vehicle except as required by law.

4. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere in the Building or outside of the Building any equipment or machinery which produces music, sound or noise, which is audible beyond the Premises. Tenant shall not cause improper noises, vibrations or odors within the Building.

5. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building, except in the refuse containers provided therefor. No material shall be placed in the trash boxes or receptacles if such materials is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage without being in violation of any law or ordinance governing such disposal. Tenant shall be charged the cost of removal for any items left by Tenant that cannot be so removed. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Premises or the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building (hereinafter "Common Areas") clean and free from rubbish. No Tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indiffernce in the preservation of good order and cleanliness. Landlord shall not be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the cleaning service or any other employee or any other person.

6. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter or install equipment in the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building without the prior written consent of Landlord. No Tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

7. Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact, with the floor of the Premises and, if linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

8. Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building.

9. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's servants, employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense, and Landlord shall not be responsible therefor.

10. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors. Tenant shall cooperate with energy conservation by limiting use of lights to areas occupied during non-business hours.

11. All keys to the exterior doors of the Premises shall be obtained by Tenant from Landlord. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building, the Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. The word "key" as used herein shall refer to keys, keycards, and all such means of obtaining access through restricted access systems.

12. For purposes hereof, the terms "Landlord," and "Tenant," "Building" and Premises" are defined as those terms are defined in the Lease to which these Rules and Regulations are attached. The term "Building" shall include the Premises, and any obligations of Tenant hereunder with regard to the Building shall apply with equal force to the Premises and to other parts of the Building.

13. Tenant shall adhere to and obey all parking control measures as may be placed into effect by Landlord through the use of signs, identifying decals or other instructions.

14. Tenant shall not conduct any auction or permit any fire or bankruptcy sale to be held on the Premises.

15. Landlord reserves the right, at any time, to rescind any one or more of these Rules and Regulations, or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the safety, care and cleanliness of the Premises or the Property and for the preservation of order therein.

16. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of Premises in the Building.

                               TABLE OF CONTENTS

                                                                           PAGE
ARTICLE 1.  TERMS DEFINED AND TABLE OF CONTENTS............................   1

ARTICLE 2.  PREMISES.......................................................   2

ARTICLE 3.  TERM...........................................................   2

ARTICLE 4.  MONTHLY RENT...................................................   2

ARTICLE 5.  IMPOSITIONS AND OPERATING EXPENSES.............................   3

ARTICLE 6.  USE OF PREMISES................................................   4

ARTICLE 7.  ALTERATIONS....................................................   4

ARTICLE 8.  MAINTENANCE....................................................   5

ARTICLE 9.  UTILITIES AND SERVICES.........................................   5

ARTICLE 10. ACCEPTANCE AND SURRENDER OF PREMISES...........................   6

ARTICLE 11. DESTRUCTION OF PREMISES........................................   6

ARTICLE 12. EMINENT DOMAIN.................................................   7

ARTICLE 13. INSURANCE; SUBROGATION WAIVER..................................   7

ARTICLE 14. EXCULPATION AND INDEMNITY......................................   8

ARTICLE 15. PARKING AND OTHER COMMON AREAS.................................   8

ARTICLE 16. ENTRY BY LANDLORD..............................................   9

ARTICLE 17. TENANT'S FIXTURES..............................................   9

ARTICLE 18. ABANDONMENT OF PERSONALTY......................................   9

ARTICLE 19. TRANSFER OF LANDLORD'S INTEREST................................   9

ARTICLE 20. ASSIGNMENT AND SUBLETTING......................................   9

ARTICLE 21. RULES AND REGULATIONS..........................................  11

ARTICLE 22. SIGNS..........................................................  11

ARTICLE 23. DEFAULT........................................................  11

ARTICLE 24. ATTORNEYS' FEES................................................  13

ARTICLE 25. HOLDING OVER...................................................  14

ARTICLE 26. SUBORDINATION AND ESTOPPEL CERTIFICATES........................  14

ARTICLE 27. SUBSTITUTION OF PREMISES.......................................  15

ARTICLE 28. NOTICES........................................................  15

ARTICLE 29. SECURITY DEPOSIT...............................................  15

ARTICLE 30. WAIVER.........................................................  15

ARTICLE 31. CONSTRUCTION OF LEASE..........................................  15

ARTICLE 32. SUCCESSORS AND ASSIGNS .................................. 16

ARTICLE 33. GOVERNING LAW AND VENUE; PERIOD OF LIMITATIONS .......... 16

ARTICLE 34. NO REPRESENTATIONS ...................................... 16

ARTICLE 35. ENTIRE AGREEMENT ........................................ 16

ARTICLE 36. COMMISSIONS ............................................. 16

ARTICLE 37. LIMITATION OF LIABILITY ................................. 16

ARTICLE 38. GUARANTY ................................................ 17

ARTICLE 39. HAZARDOUS MATERIALS ..................................... 17

ARTICLE 40. ADDENDUM ................................................ 18


EXHIBIT A  SITE PLAN OF THE PREMISES
EXHIBIT B  LANDLORD'S CONSTRUCTION OBLIGATIONS - see Exhibit A
EXHIBIT C  TENANT'S WORK AT PREMISES - N/A
EXHIBIT D  RULES AND REGULATIONS
EXHIBIT E  LEASE GUARANTY - N/A